EXHIBIT 12.1
                      RECKSON OPERATING PARTNERSHIP, L. P.
                       RATIOS OF EARNINGS TO FIXED CHARGES
                                       AND
         RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DISTRIBUTIONS


         The following table sets forth the Operating Partnership's consolidated ratios of earnings to fixed charges for the years ended December 31:

               2001          2000          1999         1998           1997
           ------------  ------------  ------------  ------------  ------------
               2.26x         2.11x         2.07x        2.00x          2.69x


         The following table sets forth the Operating Partnership's consolidated ratios of earnings to fixed charges and preferred distributions for the years ended December 31:


               2001          2000          1999         1998
           ------------  ------------  ------------  ------------
               1.82x         1.62x         1.54x        1.60x



         The Operating Partnership had no preferred capital outstanding prior to April 1998.